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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT


          Subsidiary                              Jurisdiction of Incorporation
==================================                =============================

Buckeye Florida Corporation                                   Delaware

Buckeye Foley Corporation                                     Delaware

Buckeye Florida, Limited Partnership                          Delaware

Buckeye Cellulose S.A.                                        Switzerland

Buckeye (Barbados) Ltd.                                       Barbados

Buckeye Cellulose GmbH                                        Germany

BKI Management Company, L.P                                   Tennessee

BKI Holding Corporation                                       Delaware

BKI Finance Corporation                                       Tennessee

BKI Asset Management Corporation                              Delaware

BKI Limited Corporation                                       Delaware

BKI Investment Corporation                                    Delaware

Alpha Cellulose Holdings, Inc.                                Delaware

Buckeye Lumberton Corporation                                 North Carolina

Buckeye Acquisition Inc.                                      Canada

Merfin International Inc.                                     Canada

Merfin Europe Ltd.                                            Ireland

Merfin Systems, Inc.                                          Delaware